Exhibit 5.1

March 10, 2017

Westlake Chemical Partners LP

2800 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel for Westlake Chemical Partners LP, a Delaware limited partnership (the “Partnership”) and WLKP Finance Corp., a Delaware corporation (Finance Corp”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by the Partnership of (i) common units representing limited partner interests in the Partnership (the “Common Units”) (ii) other classes of units representing limited partner interests in the Partnership (the “Other Units”) and (iii) debt securities, which may be co-issued by Finance Corp, in one or more series (the “Debt Securities” and, together with the Common Units and Other Units, the “Securities”), at an aggregate initial offering price not to exceed $500,000,000.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), (iii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, and (iv) the certificates of incorporation, bylaws, and other formation documents and agreements, as applicable, of Finance Corp and (vi) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine;

(iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

(iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(vi) a Prospectus Supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(vii) an indenture, any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;

(viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement to the Prospectus; and

(ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, as applicable, and the other parties thereto; and

(x) the form and terms of any Debt Securities, the issuance, sale and delivery thereof by the Partnership and, as applicable, Finance Corp and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership and, as applicable, Finance Corp or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Prospectus Supplement and the Prospectus).

(2) With respect to the Other Units, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Other Units, the terms of the offering thereof and related matters and (b) the Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Other Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Prospectus).

(3) With respect to the Debt Securities, when (a) an indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership and, as applicable, Finance Corp and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership and Finance Corp; (c) the Partnership and, as applicable, Finance Corp have taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and, as applicable, Finance Corp upon payment of the consideration thereof or provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership and Finance Corp, respectively, enforceable against the Partnership and, as applicable, Finance Corp in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally or by general principles of equity and an implied covenant of good faith and fair dealing.

The opinions expressed herein are qualified in the following respects:

(i) This opinion is limited in all respects to the DRULPA, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

(ii) We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.